EXHIBIT 99.1

Adam Winger Promoted to President and Chief Executive Officer of American CareSource Holdings

James Honn Becomes Chief Operating Officer

ATLANTA, Jan. 19, 2016 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (Nasdaq:GNOW), an urgent and primary care company operating under the name GoNow Doctors (the "Company"), has promoted Adam Winger, Vice President of Acquisitions and General Counsel and Interim Chief Financial Officer, to President and Chief Executive Officer.  Mr. Winger replaces John Pappajohn, who has served as Acting CEO and will remain as Chairman of the Company’s Board of Directors. Additionally, James (“Jim”) Honn, Chief Information Officer of the Company, has been appointed Chief Operating Officer. Mr. Honn replaces Norman Winland, who has decided to transition back into his role as a consultant to the Company.  Mr. Winland will serve from his home in Dallas, Texas, where he will focus on broader strategic initiatives to support the Company’s continued growth. These management changes are effective immediately.

Prior to joining the Company, Mr. Winger, a licensed attorney and Certified Public Accountant (license currently inactive), worked in the mergers and acquisitions department of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., a full-service law firm where his practice focused predominantly on representing clients in the urgent care industry.  Before practicing law, Mr. Winger worked at KPMG Forensic LLP, the forensic accounting division of KPMG LLP, an audit, tax and advisory firm.  Mr. Winger graduated from the University of Texas with his Bachelor of Business Administration and Masters of Professional Accounting, earned his law degree from Georgia State College of Law, and later earned a Masters of Law (taxation) from New York University.

Jim Honn has served as the Chief Information Officer since joining the Company in June 2013 and will remain responsible for the development and execution of the Company’s information technology strategy. Before joining the Company, his positions included Senior Vice President and Chief Operating Officer for Logic Healthcare, a healthcare IT staffing and consulting firm and Vice President of Management Consulting for maxiT Healthcare. He also worked with CTGHS, where he provided operational and business development oversight to its Emerging Healthcare Markets and Strategic Sourcing business units. His Bachelor of Science Degree is in Management from National-Louis University and his Master of Science in Management is from Southern Methodist University.

John Pappajohn, Chairman of American CareSource, said, “I have had the pleasure of working closely with Adam since he joined the Company and have been impressed by his financial and legal acumen, particularly during our recent financing. His transactional and operational experience in the urgent care industry has greatly benefitted our Company, and I am confident that he will provide the leadership and drive that is needed to take the Company through our next growth period. I am also enthusiastic about Jim’s new position and expect that he will play an increasingly important role as we develop and acquire additional urgent care centers. I am also grateful for the intense work and commitment that Norman provided the Company since he joined us last year and look forward to continuing to benefit from his years of experience in the industry as he transitions to the role of consultant.”

“In stepping down as Acting CEO of the Company, I believe our realigned management team has the ability to lead the Company on its path to success and I look forward to remaining an active member of the Board of Directors.”

Forward-Looking Statements

This announcement contains "forward-looking statements," including statements relating to the public offering. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected, and the Company cautions stockholders not to place undue reliance on the forward-looking statements contained in this press release. Risks and uncertainties exist related to the Company and its business due to a number of factors, including the statements under "Risk Factors" contained in the Company's reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company intends these forward-looking statements to speak only as of the date of this press release and undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company's expectations, except as required by law.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. owns and manages a growing chain of fourteen urgent and primary care centers operating under the tradenames Medac and GoNow Doctors and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.  The Company’s stock trades on the Nasdaq Capital Markets under the ticker “GNOW.”

For more information, please contact:
Adam Winger
President and Chief Executive Officer
(205) 250-8381
awinger@gonowdoctors.com